UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): May 31, 2023

Gladstone Capital Corporation
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00237	54-2040781
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)
(703) 287-5800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GLAD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Dealer Manager Agreement
On May 31, 2023, Gladstone Capital Corporation, a Maryland corporation (the “Company”), entered into a dealer manager agreement (the “Dealer Manager Agreement”), with Gladstone Securities, LLC, a Connecticut limited liability company and affiliate of the Company (the “Dealer Manager”), whereby the Dealer Manager will serve as the Company’s exclusive dealer manager in connection with the Company’s offering (the “Offering”) of up to 6,000,000 shares of 6.25% Series A Cumulative Redeemable Preferred Stock of the Company, par value $0.001 per share (the “Series A Preferred Stock”), on a “reasonable best efforts” basis (the “Offering”). The Series A Preferred Stock is registered with the SEC pursuant to a registration statement on
Form N-2 (File No. 333-261398), as
the same may be amended and/or supplemented (the “Registration Statement”), under the Securities Act of 1933, as amended, and will be offered and sold pursuant to a prospectus supplement, dated May 31, 2023, and a base prospectus dated December 22, 2021 relating to the Registration Statement (the “Prospectus”).
Under the Dealer Manager Agreement, the Dealer Manager will provide certain sales, promotional and marketing services to the Company in connection with the Offering, and the Company will pay the Dealer Manager (i) selling commissions of 7.0% of the gross proceeds from sales of Series A Preferred Stock in the Offering, and (ii) a dealer manager fee of 3.0% of the gross proceeds from sales of Series A Preferred Stock in the Offering. The Dealer Manager may, in its sole discretion, reallow a portion of the dealer manager fee to participating broker-dealers in support of the Offering.
The terms of the Dealer Manager Agreement were approved by the Company’s board of directors (the “Board”), including all of its independent directors.
Pursuant to the Dealer Manager Agreement, the Company has agreed to indemnify the Dealer Manager and participating broker-dealers, and the Dealer Manager has agreed to indemnify the Company, against certain losses, claims, damages and liabilities, including but not limited to those arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or in the Prospectus, (ii) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the omission or alleged omission to state therein a material act required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The foregoing description of the Dealer Manager Agreement is a summary and is qualified in its entirety by the terms of the Dealer Manager Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on
Form 8-K and
incorporated by reference herein.
Item 3.03. Material Modification to Rights of Security Holders.
The authorization and issuance of the Series A Preferred Stock, pursuant to the Series A Articles Supplementary (as defined below) materially impacts the rights of the holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as follows: (i) the Series A Articles Supplementary prohibit the Company from issuing dividends or making distributions to the holders of its Common Stock while any shares of Series A Preferred Stock are outstanding, unless all accumulated and unpaid dividends on the Series A Preferred Stock are paid in their entirety; (ii) the holders of the Series A Preferred Stock, together with the holders of the any future series of preferred stock, have the right to elect two directors of the Company;(iii) in the event that the Company owes accumulated dividends, whether or not earned or declared, on its Series A Preferred Stock equal to at least two full years of dividends, the holders of the Series A Preferred Stock have the right to elect a majority of the Board; (iv) the Series A Preferred Stock have a liquidation preference equal to $25.00 per share (“Liquidation Preference”) plus accrued but unpaid dividends in the event of an acquisition, dissolution, liquidation or winding up of the Company; and (v) the holders of Series A Preferred Stock generally vote together with the holders of the Common Stock.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 31, 2023, the Company filed Articles Supplementary with the State Department of Assessments and Taxation of Maryland, pursuant to which the Board reclassified and designated 930,000 authorized but unissued Term Preferred Shares, 6.00% Series 2024, 4,510,000 authorized but unissued Term Preferred Shares without designation as to series and 560,000 authorized but unissued shares of Common Stock as 6,000,000 shares of Series A Preferred Stock with the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of repurchase set forth therein (the “Series A Articles Supplementary”). The Series A Articles Supplementary did not increase the Company’s authorized capitalization. The foregoing description of the Series A Articles Supplementary is a summary and is qualified in its entirety by the terms of the Series A Articles Supplementary, a copy of which is filed as Exhibit 3.1 to this Current Report on Form
8-K
and incorporated by reference herein. The following is a summary of the material terms of the Series A Articles Supplementary:
Dividends
Investors will be entitled to receive preferential cumulative cash dividends on the Series A Preferred Stock at a rate of 6.25% per annum of the Liquidation Preference (equivalent to $1.5625 per annum per share). Except as provided below, beginning on the date of issuance, dividends on the Series A Preferred Stock will be payable monthly in arrears. Dividends on the Series A Preferred Stock will be cumulative from the end of the most recent dividend period for which dividends have been paid or, if no dividends have been paid, from the date of issuance and shall be payable monthly in arrears on or about the fifth day of the subsequent month or such later date as designated by the Board. If a share of Series A Preferred Stock is issued after the record date for the dividend period in which such share is issued, dividends on such share will accrue and be cumulative from the beginning of the first dividend period commencing after its issuance.
Repurchase at Option of the Company
Except in limited circumstances, including those related to the Company maintaining the “Asset Coverage” required by Sections 18 and 61 of the 1940 Act, the Company may not redeem the Series A Preferred Stock prior to the earlier of (1) the one-year
anniversary of the Termination Date and (2) January 1, 2027. On or after such earlier date, the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, by cash payment of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to but excluding the date of redemption.
Repurchase at Option of Stockholders
Subject to certain limitations, at the request of holders of the Series A Preferred Stock, the Company will repurchase, in each quarter, up to 5% of the then outstanding Series A Preferred Stock (by number of shares outstanding), calculated as of the end of the previous calendar quarter. Repurchases will be at a price per Share equal to the Liquidation Preference plus accrued and unpaid dividends, except that shares that have been outstanding for less than one year will be subject to an early repurchase discount of 10% (or at a price of $22.50 per Share), shares that have been outstanding for at least one year but less than two years will be subject to an early repurchase discount of 6% (or at a price of $23.50 per Share), and shares that have been outstanding for at least two years but less than three years will be subject to an early repurchase discount of 3% (or at a price of $24.25 per Share).
Liquidation Preference
In the event of any liquidation, dissolution or winding up of the Company’s affairs, holders of the Series A Preferred Stock will have the right to receive the Liquidation Preference, plus any accumulated and unpaid dividends up to but excluding the date of payment, but without interest, before any payment is made to the holders of Common Stock or any other class or series of capital stock ranking junior to the Series A Preferred Stock.
Voting Rights
Except as otherwise provided in the Company’s charter, (1) each holder of Series A Preferred Stock will be entitled to one vote for each Share held by such holder on each matter submitted to a vote of our stockholders and (2) the holders of all outstanding series of our Preferred Stock, including the Series A Preferred Stock, and common stock will vote together as a single class; provided that holders of Preferred Stock, voting separately as a class, will elect at least two of our directors and will be entitled to elect a majority of our directors if we fail to pay dividends on any outstanding shares of Preferred Stock in an amount equal to two full years of dividends and continuing until we correct that failure. Holders of Series A Preferred Stock will also vote separately as a class on any matter that materially and adversely affects any privilege, preference, right or power of the Series A Preferred Stock or the holders thereof. The Series A Preferred Stock will have no conversion rights.
The foregoing description of the Series A Articles Supplementary is a summary and is qualified in its entirety by the terms of the Series A Articles Supplementary, a copy of which is filed as Exhibit 3.1 to this Current Report on
Form 8-K and
incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.
On May 31, 2023, the Company issued a press release (the “Press Release”) announcing the Offering of the Series A Preferred Stock. A copy of the Press Release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.
(d)
Exhibits
.

Exhibit No.	Description

1.1	Dealer Manager Agreement, dated as of May 31, 2023, by and between Gladstone Capital Corporation and Gladstone Securities, LLC.

3.1	Articles Supplementary for 6.25% Series A Cumulative Redeemable Preferred Stock.

4.1	Form of Certificate for 6.25% Series A Cumulative Redeemable Preferred Stock.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Press Release, dated May 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation

Date: June 1, 2023	By:	/s/ Nicole Schaltenbrand
Nicole Schaltenbrand
Chief Financial Officer & Treasurer